Exhibit 10.14

October 21, 2004

AAR Corp.

AAR Receivables Corporation II

1100 North Wood Dale Road

Wood Dale, IL 60191

Re:                               Amendment No. 2 to Purchase Agreement dated as of March 21, 2003 (this “Amendment”)

Gentlemen:

AAR Receivables Corporation II, an Illinois corporation (“Seller”), AAR Corp., a Delaware corporation in its  individual capacity (in such capacity, “AAR”) and as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), have entered into a certain Receivables Purchase Agreement dated as of March 21, 2003 (as heretofore amended or otherwise modified, the “Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement) with LaSalle Business Credit, LLC, a Delaware limited liability company (“LaSalle”), as agent for itself and the Purchasers referred to below (in such capacity, together with its successors and assigns in such capacity, the “Agent”), and the financial institutions from time to time parties thereto as “Purchasers.”  The Seller, the Servicer, the Agent and the Purchasers now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

In addition, AAR executed and delivered a certain Performance Guaranty dated as of March 21, 2003 (the “Performance Guaranty”), which the Agent and Purchasers require to be reaffirmed as a condition to the effectiveness hereof.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       In accordance with Section 1.1(d) of the Agreement, following the request of the Seller and a considered credit adjudication by the Agent and the Purchasers, the Agent, the Purchasers, the Seller and the Servicer hereby agree to extend the Facility Termination Date as follows and, in connection therewith, hereby agree that the definition of “Facility Termination Date” set forth in Exhibit 1 of the Agreement shall hereby amended and restated in its entirety to read as follows:

“‘Facility Termination Date’ means the earlier to occur of: (a) March 21, 2005, (b) the occurrence or declaration of the “Facility Termination Date” pursuant to Section 2.2 of the Agreement, and (c) the date the Purchase Limit is terminated or permanently reduced to zero pursuant to Section 1.1(b) of the Agreement.”

2.                                       AAR expressly reaffirms, ratifies and assumes all of its obligations and liabilities to the Agent as set forth in the Performance Guaranty.  AAR further agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, obligations and covenants contained in the Performance Guaranty, in so far as such obligations and liabilities may be modified by this Amendment, as though such Performance Guaranty were being re-executed on the date hereof, except to the extent that such terms expressly relate to an earlier date.

3.                                       Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement, the Exhibits thereto and other Transaction Documents are hereby reaffirmed, ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof. The Seller and the Servicer expressly ratify, confirm and reaffirm without condition, all liens and security interests granted to the Agent pursuant to the Agreement and the other Transaction Documents and to all extensions, renewals, refinancings, amendments or modifications of any of the foregoing.

4.                                       This Amendment shall not become effective until fully executed by all parties hereto.

5.                                       This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. This Amendment may also be executed by facsimile and each facsimile signature hereto shall be deemed for all purposes to be an original signatory page.

6.                                       This Amendment shall be construed in accordance with and governed by the internal laws (as distinguished from the conflicts of law provisions) of the State of Illinois.

7.                                       The Seller and the Servicer hereby jointly and severally agree to reimburse the Agent for all of its out-of-pocket legal fees and expenses incurred in the preparation and documentation of this Amendment and related documents.

LASALLE BUSINESS CREDIT, LLC, as the sole Purchaser and as Agent

		By:	/s/ John Mostofi
		Title:	Senior Vice President

ACKNOWLEDGED AND AGREED TO as of the date and year first above written

AAR RECEIVABLES CORPORATION II, as Seller

By:	/s/ Michael K. Carr
Assistant Treasurer

AAR CORP., as Servicer and Performance Guarantor

By:	/s/ Michael K. Carr
Title:	Vice President